EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into as of July 1, 2001, by and between Griffon Corporation, a Delaware corporation, with its principal office located at 100 Jericho Quadrangle, Jericho, New York 11753-2794 (together with its successors and assigns permitted under this Agreement, "Griffon") and Robert Balemian ("Balemian"), amends and restates in its entirety the Employment Agreement made and entered into as of October 1, 1998 between Griffon and Balemian (the "Prior Agreement").

                                  WITNESSETH:

     WHEREAS, Griffon has determined that it is in the best interests of Griffon and its stockholders to continue to employ Balemian and to set forth in this Agreement the obligations and duties of both Griffon and Balemian; and

     WHEREAS, Griffon wishes to assure itself of the services of Balemian for the period hereinafter provided, and Balemian is willing to be employed by Griffon for said period, upon the terms and conditions provided in this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, Griffon and Balemian (individually a "Party" and together the "Parties" ) agree as follows:
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     1. DEFINITIONS.

     (a) "Beneficiary" shall mean the person or persons named by Balemian pursuant to Section 17 below or, in the event that no such person is named who survives Balemian, his estate.

     (b) "Board" shall mean the Board of Directors of Griffon.

     (c) "Cause" shall mean:

     (i) Balemian's conviction of a felony involving an act or acts of dishonesty on his part and resulting in gain or personal enrichment at the expense of Griffon;

     (ii) willful and continued failure of Balemian to perform his obligations under this Agreement, resulting in demonstrable material economic harm to Griffon, or

     (iii) a willful and material breach by Balemian of the provisions of Sections 14 or 15 below to the demonstrable and material detriment of Griffon.

     Notwithstanding the foregoing, in no event shall Balemian's failure to perform the duties associated with his position caused by his mental or physical disability constitute Cause for his termination.

     For purposes of this Section 1(c), no act or failure to act on the part of Balemian shall be considered "willful" unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that his action or omission was in the best interests of Griffon. Any act or failure to act based upon authority given pursuant to a resolution adopted by the Board or based upon the advice of

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counsel for Griffon shall be conclusively  presumed to be done, or omitted to be done, by Balemian in good faith and in the best interests of Griffon.

     (d) "Change in Control" shall mean the occurrence of any of the following events:

     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of Griffon when such acquisition causes such Person to beneficially own 20 percent or more of the combined voting power of the then outstanding voting securities of Griffon entitled to vote generally in the election of directors (the "Outstanding Griffon Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from Griffon, (B) any acquisition by Griffon, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Griffon or any corporation controlled by Griffon or (D) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Griffon Voting Securities reaches or exceeds 20 percent as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of Griffon, such subsequent acquisition shall be treated as an acquisition that causes such Person to beneficially own 20 percent or more of the Outstanding Griffon Voting Securities; or

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     (ii)  individuals  who, as of the date  hereof,  constitute  the Board (the
"Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Griffon's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or subsequently all of the assets of Griffon or the acquisition of assets of another entity ("Business Combination"); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Griffon Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Griffon Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of Griffon or such corporation resulting from

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such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Griffon or all or substantially all of Griffon's assets either directly or through one or more subsidiaries) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) approval by the stockholders of Griffon of a complete liquidation or dissolution of the Company.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (f) "Committee" shall mean the Compensation Committee of the Board.

     (g) "Consulting Period" shall mean the period specified in Section 13 below during which Balemian serves as a consultant to Griffon.

     (h) "Disability" shall mean the illness or other mental or physical disability of Balemian, as determined by a physician acceptable to Griffon and Balemian, resulting in his failure during the Employment Term or the Consulting Period, as the case may be, (i) to perform substantially his applicable material duties under this Agreement for a period of nine consecutive months and (ii) to return to the performance of his duties within 30 days after receiving written notice of termination.

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

     (i) "Employment Term" shall mean the period specified in Section 2(b) below.

     (j) "Fiscal Year" shall mean the 12-month period beginning on October 1 and ending on the next subsequent September 30, or such other 12-month period as may constitute Griffon's fiscal year at any time hereafter.

     (k) "Good Reason" shall mean, at any time during the Employment Term, in each case (except for clause (vi) below) without Balemian's prior written consent or his acquiescence:

     (i) reduction in his then current Salary;

     (ii) diminution, reduction or other adverse change in the bonus or incentive compensation opportunities available to Balemian (with respect to the level of bonus or incentive compensation opportunities, the applicable performance criteria and otherwise the manner in which bonuses and incentive compensation are determined) in the aggregate from those available as of the date hereof in accordance with Section 4(a) below;

     (iii) Griffon's failure to pay Balemian any amounts otherwise vested and due him hereunder or under any plan or policy of Griffon;

     (iv)   diminution   of  Balemian's   titles,   position,   authorities   or
responsibilities, including not serving on the Board;

     (v) assignment to Balemian of duties incompatible with his position of President;

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

     (vi) termination by Balemian of his employment within one year following a Change in Control other than (a) for Cause or (b) by reason of death or Disability;

     (vii) imposition of a requirement that Balemian report other than to the Chief Executive Officer and the full Board;

     (viii) a material breach of the Agreement by Griffon that is not cured within 10 business days after written notification by Balemian of such breach; or

     (ix) relocation of Griffon's corporate headquarters to a location more than 35 miles from the location first above described.

     (l) "Retirement" shall mean termination of Balemian's employment subsequent to the date hereof, other than (i) due to death or Disability, (ii) for Cause or Good Reason or (iii) without Cause, with Balemian's entitlement to receive a fully vested benefit under Griffon's Supplemental Executive Retirement Plan as in effect on the date hereof.

     (m) "Salary" shall mean the annual salary provided for in Section 3 below, as adjusted from time to time.

     (n) "Spouse" shall mean, during the Term of Employment and the Consulting Period, the woman who as of any relevant date is legally married to Balemian.

     (o) "Subsidiary" shall mean any corporation of which Griffon owns, directly or indirectly, more than 50 percent of its voting stock.

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

     2. EMPLOYMENT TERM, POSITIONS AND DUTIES.

     (a) Employment of Balemian. Griffon hereby continues to employ Balemian, and Balemian hereby accepts continued employment with Griffon, in the positions and with the duties and responsibilities set forth below and upon such other terms and conditions as are hereinafter stated. Balemian shall render services to Griffon principally at Griffon's corporate headquarters, but he shall do such traveling on behalf of Griffon as shall be reasonably required in the course of the performance of his duties hereunder.


     (b) Employment Term. The Employment Term shall commence as of July 1, 2001 and shall terminate on December 1, 2006.

     (c) Titles and Duties.

     (i) Until the date of termination of his employment hereunder, Balemian shall be employed as President, reporting to the Chief Executive Officer and to the full Board. In his capacity as President, Balemian shall have the customary powers, responsibilities and authorities of presidents of corporations of the size, type and nature of Griffon including, without limitation, authority, in conjunction with the Board as appropriate, to hire and terminate other employees of Griffon.

     (ii) During the Employment Term, Griffon shall uses its best efforts to secure the election of Balemian to the Board. During the Employment Term, if the Board forms an executive or similar committee, Balemian shall serve thereon.

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

     (d) Time and Effort.

     (i) Balemian agrees to devote his best efforts and abilities, and such of his business time and attention as is reasonably necessary, to the affairs of Griffon in order to carry out his duties and responsibilities under this Agreement.

     (ii)  Notwithstanding  the foregoing,  nothing shall preclude Balemian from
(A) serving on the boards of a reasonable number of trade associations, charitable organizations and/or businesses not in competition with Griffon, (B) engaging in charitable activities and community affairs and (C) managing his personal investments and affairs; provided, however, that, such activities do not materially interfere with the proper performance of his duties and responsibilities specified in Section 2 (c) above.

     3. SALARY.

     (a) Initial Salary. Balemian shall receive from Griffon a Salary, payable in accordance with the regular payroll practices of Griffon, in a minimum amount of $700,000.

     (b) Cost-of-Living Increase. During the Employment Term Balemian's Salary shall be increased semiannually by an amount equal to the increase in the cost of living for the immediately preceding calendar half-year, as reported in the "Consumer Price Index, New York and Northeastern New Jersey, All Items," published by the United States Department of Labor, Bureau of Labor Statistics (or, if such index is no longer published, a successor or comparable index that is published). Such amount shall be calculated and paid to Balemian in a single

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

sum on or before the first day of the second month following the applicable calendar half year, and thereafter his Salary shall be deemed to include the amount of any such increase. The first calculation and payment shall be made with respect to the six month period from and after July 1, 2001. If Balemian's employment shall terminate during any such six-month period, the cost-of- living increase provided in this Section 3(b) shall be prorated accordingly.

     (c) Salary Increase. Any amount to which Balemian's Salary is increased, as provided in Section 3(b) above or otherwise, shall not thereafter be reduced without his consent, and the term "Salary" as used in this Agreement shall refer to his Salary as thus increased.

     4. BONUSES.

     (a) Annual Bonus. Balemian shall be eligible to receive an annual bonus for each Fiscal Year or portion thereof during the Employment Term in accordance with Griffon's Senior Management Incentive Compensation Plan or another plan or plans providing him annual award opportunities (with respect to their level, applicable performance criteria and the manner in which bonuses are determined) that in the aggregate are not less than those in effect as of the date hereof. Balemian shall be entitled to elect to defer, under the terms of the Senior Management Incentive Compensation Plan or any successor plan, any portion of his annual bonus that is not already subject to deferral thereunder.

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

     (b) Special Bonus. Balemian shall be eligible to receive additional bonuses during the Employment Term. The Committee shall determine, in its discretion, the occasion for payment, and the amount, of any such bonus.

     5. LONG-TERM INCENTIVE.

     During the Employment Term, Balemian shall be eligible for an award under any long-term incentive compensation plan established by Griffon for the benefit of Balemian or, in the absence thereof, under any such plan established for the benefit of members of the senior management of Griffon.

     6. EQUITY OPPORTUNITY.

     During the Employment Term, Balemian shall be eligible to receive grants of options to purchase shares of Griffon's stock and awards of shares of Griffon's stock, either or both as determined by the Committee, under and in accordance with the terms of applicable plans of Griffon and related option and award agreements. It is the intention of Griffon to grant stock options to Balemian during the Employment Term. Also, to the extent permitted by any such plan, Balemian shall be eligible during any Consulting Period to receive grants of options and awards of shares of Griffon's stock in the same manner.

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


     7. EXPENSE REIMBURSEMENT; CERTAIN OTHER COSTS.

     During the Employment Term and any Consulting Period, Balemian shall be entitled to prompt reimbursement by Griffon for all reasonable out-of-pocket expenses incurred by him in performing services under this Agreement, upon his submission of such accounts and records as may be reasonably required by Griffon. In addition, Balemian shall be entitled to payment by Griffon of all reasonable costs and expenses, including attorneys' and consultants' fees and disbursements, incurred by him in connection with adoption of this Agreement and any related compensatory arrangements that Griffon adopts solely for his benefit.

     8. PERQUISITES.

     During the Employment Term and, and any Consulting Period, Griffon shall provide Balemian with the following perquisites:

     (a) an office of a size and with furnishings and other appointments, and exclusive personal secretarial and other assistance, at least equal to that provided to Balemian by Griffon as of the date hereof; and

     (b) payment of club dues and the use of an automobile and payment of related expenses on the same terms as in effect on the date hereof or, if more favorable to Balemian, as made available generally to other executive officers of Griffon and its affiliates at any time thereafter.


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

     9. EMPLOYEE BENEFIT PLANS.

     (a) General. During the Employment Term, Balemian shall be entitled to participate in all employee benefit plans and programs made available to Griffon's senior executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension and other retirement plans, profit- sharing plans, savings and similar plans, group life insurance, accidental death and dismemberment insurance, travel accident insurance, hospitalization insurance, surgical insurance, major and excess major medical insurance, dental insurance, short-term and long-term disability insurance, sick leave (including salary continuation arrangements), holidays, vacation (not less than four weeks in any calendar year) and any other employee benefit plans or programs that may be sponsored by Griffon from time to time, including plans that supplement the above-listed types of plans, whether funded or unfunded.

     (b) Medical Care Reimbursement and Insurance. During the Employment Term and Consulting Period, Griffon shall reimburse Balemian for 100 percent of any medical expenses incurred by him for himself and his Spouse that are not reimbursed by insurance or otherwise, offset by any amounts that are reimbursable by Medicare if Balemian and his Spouse, when eligible, elect to be covered by Medicare. Griffon shall provide Balemian and his Spouse during his lifetime with hospitalization insurance, surgical insurance, major and excess major medical insurance and dental insurance in accordance with the most favorable plans, policies, programs and practices of Griffon and its

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Subsidiaries  made  available  generally to other senior  executive  officers of
Griffon and its Subsidiaries as in effect from time to time.

     (c) Life Insurance Benefit. In addition to the group life insurance available to employees generally, Griffon shall provide Balemian with an individual permanent life insurance benefit in an initial amount of not less than approximately $1.5 million, the terms and conditions of such benefit to be more fully described in an insurance ownership agreement between Balemian and Griffon.

     (d) Disability Benefit. In consideration of the benefit payable to Balemian in the event of termination of his employment due to Disability, as provided in
Section 10(e) below, or, if applicable, in the event of termination of Balemian's consulting services due to Disability during the Consulting Period, as provided in Section 13(d) below, Griffon shall not be obligated to provide Balemian with long-term disability insurance. If Griffon elects to provide Balemian with such insurance, he shall be the owner of any individual policies obtained and shall pay the premiums thereon; provided, however, that Griffon shall reimburse Balemian for any premiums that he pays.

     (e) Retirement Benefit. Balemian shall be entitled to the benefits provided under Griffon's Supplemental Executive Retirement Plan (the "SERP"); provided, however, that if Griffon fails to maintain the SERP, Balemian's retirement benefit shall be determined as if the SERP had remained in effect until termination of his employment with Griffon by retirement. These benefits are in addition to the benefits provided under this Agreement, and no modification, amendment or termination of this Agreement shall affect Balemian's rights under the SERP as in effect on the date hereof or, if more favorable to Balemian, as in effect at any time thereafter.

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     10. TERMINATION OF EMPLOYMENT.

     (a) Voluntary Termination and Termination by Mutual Agreement. Balemian may terminate his employment voluntarily at any time after December 31, 2001 in accordance with the provisions of Section 10(h). If he does so, except for Good Reason, his entitlement shall be the same as if Griffon had terminated his employment for Cause. The Parties may terminate this Agreement by mutual agreement at any time. If they do so, Balemian's entitlements shall be as the Parties mutually agree.

     (b) General. Notwithstanding anything to the contrary herein, in the event of termination of Balemian's employment under this Agreement, he or his Beneficiary, as the case may be, shall be entitled to receive (in addition to payments and benefits under, and except as specifically provided in, subsections
(c) through (i) below, as applicable):

     (i) his Salary through the date of termination;

     (ii) any unused vacation from prior years;

     (iii) any annual or special bonus awarded but not yet paid to him;

     (iv) any deferred compensation under the Senior Management Incentive Compensation Plan or any other deferred compensation plan of Griffon;

     (v) any other compensation or benefits, including without limitation long-term incentive compensation described in Section 5 above, benefits under equity grants and awards described in Section 6 above and employee benefits under plans described in Section 9 above, that have vested through the date of

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termination  or to  which  he may  then  be  entitled  in  accordance  with  the applicable terms and conditions of each grant, award or plan; and

     (vi) reimbursement in accordance with Sections 9(a) and (b) above of any business and medical expenses incurred by Balemian or his Spouse, as applicable, through the date of termination but not yet paid to him.

     (c) Termination due to Retirement. In the event that Balemian's employment is terminated due to his Retirement, he shall be entitled, in addition to the compensation and benefits specified in Section 10(b), to the benefits provided under the SERP, as provided in Section 9(e) above.

     (d) Termination due to Death. In the event that Balemian's employment is terminated due to his death, his Beneficiary shall be entitled, in addition to the compensation and benefits specified in Section 10(b), to his Salary payable for the remainder of the Employment Term at the rate in effect immediately before such termination.

     (e) Termination due to Disability. In the event of Disability, Griffon or Balemian may terminate Balemian's employment. If Balemian's employment is terminated due to Disability, he shall be entitled, in addition to the compensation and benefits specified in Section 10(b), to his Salary payable for the remainder of the Employment Term at the rate in effect immediately before such termination, offset by any long-term disability insurance benefit that Griffon may have elected to provide for him.

     (f) Termination by Griffon for Cause. Griffon may terminate Balemian's employment hereunder for Cause only upon written notice to Balemian not less than 30 days prior to any intended termination, which notice shall specify the

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grounds for such  termination in reasonable  detail.  Cause shall in no event be deemed to exist except upon a finding reflected in a resolution approved by a majority (excluding Balemian) of the members of the Board (whose findings shall not be binding upon or entitled to any deference by any court, arbitrator or other decision-maker ruling on this Agreement) at a meeting of which Balemian shall have been given proper notice and at which Balemian (and his counsel) shall have a reasonable opportunity to present his case. In the event that Balemian's employment is terminated for Cause, he shall be entitled only to the compensation and benefits specified in Section 10(b).

     (g) Termination Without Cause or by Balemian for Good Reason.

     (i) Termination without Cause shall mean termination of Balemian's employment by Griffon and shall exclude termination (A) due to death, Disability or Cause, (B) by Balemian voluntarily or (C) by mutual written agreement of Balemian and Griffon. Griffon shall provide Balemian 15 days' prior written notice of termination by it without Cause, and Balemian shall provide Griffon 15 days' prior written notice of his termination for Good Reason.

     (ii) In the event of termination by Griffon of Balemian's employment without Cause or of termination by Balemian of his employment for Good Reason, he shall be entitled, in addition to the compensation and benefits specified in
Section 10(b), to:

     (A) a lump-sum payment equal to the Salary payable to him for the remainder
of  the  Employment  Term  at  the  rate  in  effect   immediately  before  such
termination;

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

     (B) a lump-sum payment equal to the annual bonuses for the remainder of the Employment Term (including a prorated bonus for any partial Fiscal Year) equal to the average of the three highest annual bonuses awarded to him during the ten Fiscal Years preceding the Fiscal Year of termination;

     (C) continued medical reimbursement for the remainder of the Employment Term and thereafter the lifetime medical benefits described in Section 9(b) above;

     (D) a lump-sum payment equal to the then present value of the excess, if any, of (x) the retirement benefit to which Balemian would have been entitled if he had remained employed under this Agreement until age 72 (calculated and payable as provided in the SERP) over (y) the early retirement benefit actually payable to him; and

     (E) continued participation in all employee benefit plans or programs available to Griffon employees generally in which Balemian was participating on the date of termination of his employment until the end of the Employment Term; provided; however, that (x) if Balemian is precluded from continuing his participation in any employee benefit plan or program as provided in this clause
(E), he shall be entitled to the after-tax economic equivalent of the benefits under the plan or program in which he is unable to participate until the end of the Employment Term, and (y) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that Balemian would incur in obtaining such benefit on an individual basis; and

     (F) other benefits in accordance with applicable plans and programs of the Company.

     (iii) Prior written  consent by Balemian to any of the events  described in
Section 1(k) above shall be deemed a waiver by him of his right to terminate for Good Reason under this Section 10(g) solely by reason of the events set forth in such waiver.

     (h) Voluntary Termination by Balemian. At any time after December 31, 2001, Balemian shall have the right, upon 60 days' prior written notice, voluntarily to terminate his employment without Good Reason, in which event his employment shall cease and the Employment Term shall terminate as of the date stated in such notice, and the Consulting Period shall begin on the next succeeding business day, and he shall be entitled to receive compensation and benefits as if Griffon had terminated his employment for Cause, as provided in Section 10(f).

     (i) Change in Control.  Notwithstanding  anything  to the  contrary in this
Section 10, termination of Balemian's employment within the one-year period following a Change in Control for any reason other than Cause, death or Disability, shall be governed by Section 10(g). In the event of any such termination, Balemian shall be entitled to compensation and benefits in accordance with the provisions of Section 10(g)(ii).

     11. NO DUTY TO MITIGATE.

     Balemian shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payment hereunder be subject to offset in the event Balemian does receive compensation for services from any other source.

     12. PARACHUTES.

     (a) Application. If all, or any portion, of the payments provided under this Agreement, and/or any other payments and benefits that Balemian receives or is entitled to receive from Griffon, a Subsidiary, or any other person, whether or not under an existing plan, arrangement or other agreement, constitutes an excess "parachute payment" within the meaning of Section 280G(b) of the Code (each such parachute payment, a "Parachute Payment") and will result in the imposition on Balemian of an excise tax under Section 4999 of the Code, then, in addition to any other benefits to which Balemian is entitled under this Agreement, Griffon shall pay him an amount in cash equal to the sum of the excise taxes payable by him by reason of receiving Parachute Payments, plus the amount necessary to put him in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments (including without limitation any payments under this Section 12) as if no excise taxes had been imposed with respect to Parachute Payments (the "Parachute Gross-up").


     (b) Computation. The amount of any payment under this Section 12 shall be computed by a certified public accounting firm of national reputation selected by Griffon and acceptable to Balemian. If Griffon or Balemian disputes the computation rendered by such accounting firm, Griffon shall select an alternative certified public accounting firm of national reputation to perform the applicable computation. If the two accounting firms cannot agree upon the computations, Balemian and Griffon shall jointly appoint a third certified public accounting firm of national reputation within 10 calendar days after the two conflicting computations have been rendered. Such third accounting firm shall be asked to determine within 30 calendar days the computation of the Parachute Gross-up to be paid to Balemian, and payments shall be made accordingly.


     (c) Payment. In any event, Griffon shall pay to Balemian or pay on his behalf the Parachute Gross-up as computed by the accounting firm initially selected by Balemian by the time any taxes payable by him as a result of the Parachute Payments become due, with Balemian agreeing to return the excess amount of such payment over the final computation rendered from the process described in Section 12(b). Balemian and Griffon shall provide the accounting firms with all information that any of them reasonably deems necessary in order to compute the Parachute Gross-up. The cost and expenses of all the accounting firms retained to perform the computations described above shall be borne by Griffon.

     In the event that the Internal Revenue Service ("IRS") or the accounting firm computing the Parachute Gross-up finally determines that the amount of excise taxes thereon initially paid was insufficient to discharge Balemian's excise tax liability, Griffon shall make additional payments to him as may be necessary to reimburse him for discharging the full liability.

     Balemian shall apply to the IRS for a refund of any excise taxes paid and remit to Griffon the amount of any such refund that he receives. Griffon shall reimburse Balemian for his expenses in seeking a refund of excise taxes and for any interest and penalties imposed on excise taxes that he is required to pay.

     13. CONSULTING PERIOD.

     (a) General. Effective upon the end of the Employment Term (but only if the Employment Term ends by reason of its expiration or, if earlier, upon termination of Balemian's employment (i) voluntarily, (ii) by mutual agreement or (iii) by Retirement), Balemian shall become a consultant to Griffon, in recognition of the continued value to Griffon of his extensive knowledge and expertise. Unless earlier terminated, as provided in Section 13(e), the Consulting Period shall continue for five years.

     (b) Duties and Extent of Services.

     (i) During the Consulting Period, Balemian shall consult with Griffon and its senior executive officers regarding its respective businesses and operations. Such consulting services shall not require more than 50 days in any calendar year, nor more than one day in any week, it being understood and agreed that during the Consulting Period Balemian shall have the right, consistent with the prohibitions of Sections 14 and 15 below, to engage in full-time or part-time employment with any business enterprise that is not a competitor of Griffon.

     (ii) Balemian's service as a consultant shall only be required at such times and such places as shall not result in unreasonable inconvenience to him. His consulting services may be rendered by personal consultation at his residence or office wherever maintained, or by correspondence through mail, telephone, fax or other similar mode of communication at times, including weekends and evenings, most convenient to him.

     (iii) During the Consulting Period, Balemian shall not be obligated to serve as a member of the Board or to occupy any office on behalf of Griffon or any of its Subsidiaries.

     (c) Compensation. During the Consulting Period, Balemian shall receive from Griffon each year an amount equivalent to two-thirds of his Salary at the end of the Employment Term, payable and subject to annual increase as provided in
Section 3 above.

     (d) Disability. In the event of Disability during the Consulting Period, Griffon or Balemian may terminate Balemian's consulting services. If Balemian's consulting services are terminated due to Disability, he shall be entitled to compensation, in accordance with Section 13(c), for the remainder of the Consulting Period.

     (e) Termination. The Consulting Period shall terminate after five years or, if earlier, upon Balemian's death or upon his failure to perform consulting services as provided in Section 13(b), pursuant to 30 days' written notice by Griffon to Balemian of the grounds constituting such failure and reasonable opportunity afforded Balemian to cure the alleged failure. Upon any such termination, payment of consulting fees and benefits (with the exception of lifetime medical benefits under Section 9(b) above) shall cease.

     (f) Other. During the Consulting Period, Balemian shall be entitled to expense reimbursement (including secretarial, telephone and similar support services) and perquisites and medical benefits, pursuant to the terms of Sections 7, 8 and 9(b), respectively.

     14. CONFIDENTIAL INFORMATION.

     (a) General.

     (i) Balemian understands and hereby acknowledges that as a result of his employment with Griffon he will necessarily become informed of and have access to certain valuable and confidential information of Griffon and any of its Subsidiaries, joint ventures and affiliates, including, without limitation, inventions, trade secrets, technical information, computer software and programs, know-how and plans ("Confidential Information"), and that any such Confidential Information, even though it may be developed or otherwise acquired by Balemian, is the exclusive property of Griffon to be held by him in trust solely for Griffon's benefit.

     (ii) Accordingly, Balemian hereby agrees that, during the Employment Term and the Consulting Period and subsequent to both, he shall not, and shall not cause others to, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity any Confidential Information without prior written consent of the Board, except to (A) responsible officers and employees of Griffon or (B) responsible persons who are in a contractual or fiduciary relationship with Griffon or who need such information for purposes in the interest of Griffon. Notwithstanding, the foregoing, the prohibitions of this clause (ii) shall not apply to any Confidential Information that becomes of general public knowledge other than from Balemian or is required to be divulged by court order or administrative process.

     (b) Return of Documents. Upon termination of his employment with Griffon for any reason or, if applicable, upon expiration of the Consulting Period, Balemian shall promptly deliver to Griffon all plans, drawings, manuals, letters, notes, notebooks, reports, computer programs and copies thereof and all other materials, including without limitation those of a secret or confidential nature, relating to Griffon's business that are then in his possession or control.

     (c) Remedies and Sanctions. In the event that Balemian is found to be in violation of Section 14(a) or (b) above, Griffon shall be entitled to relief as provided in Section 16 below.

     15. NONCOMPETITION/NONSOLICITATION.

     (a) Prohibitions. During the Employment Term and, if applicable, the Consulting Period, Balemian shall not, without prior written authorization of the Board, directly or indirectly, through any other individual or entity:

     (i) become on officer or employee of, or render any service to, any direct competitor of Griffon;

     (ii) solicit or induce any customer of Griffon to cease purchasing goods or services from Griffon or to become a customer of any competitor of Griffon; or

     (iii) solicit or induce any employee of Griffon to become employed by any competitor of Griffon.

     (b) Remedies and Sanctions. In the event that Balemian is found to be in violation of Section 15(a) above, Griffon shall be entitled to relief as provided in Section 16 below.

     (c) Exceptions. Notwithstanding anything to the contrary in Section 15(a) above, its provisions shall not:

     (i) apply if Griffon terminates Balemian's employment without Cause or Balemian terminates his employment for Good Reason, each as provided in Section 10(g) above; or

     (ii) be construed as preventing Balemian from investing his assets in any business that is not a direct competitor of Griffon.

     16. REMEDIES/SANCTIONS.

     Balemian  acknowledges  that  the  services  he is  to  render  under  this
Agreement are of a unique and special nature, the loss of which cannot reasonably or adequately be compensated for in monetary damages, and that irreparable injury and damage may result to Griffon in the event of any breach of this Agreement or default by Balemian. Because of the unique nature of the Confidential Information and the importance of the prohibitions against competition and solicitation, Balemian further acknowledges and agrees that Griffon will suffer irreparable harm if he fails to comply with his obligations under Section 14(a) or (b) above or Section 15(a) above and that monetary damages would be inadequate to compensate Griffon for any such breach. Accordingly, Balemian agrees that, in addition to any other remedies available to either Party at law, in equity or otherwise, Griffon will be entitled to seek injunctive relief or specific performance to enforce the terms, or prevent or remedy the violation, of any provisions of this Agreement.

     17. BENEFICIARIES/REFERENCES.

     Balemian shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following his death by giving Griffon written notice thereof. In the event of Balemian's death, or of a judicial determination of his incompetence, reference in this Agreement to Balemian shall be deemed to refer, as appropriate, to his beneficiary, estate or other legal representative.

     18. WITHHOLDING TAXES.

     All payments to Balemian or his Beneficiary under this Agreement shall be subject to withholding on account of federal, state and local taxes as required by law.

     19. INDEMNIFICATION AND LIABILITY INSURANCE.

     Nothing herein is intended to limit Griffon's indemnification of Balemian, and Griffon shall indemnify him to the fullest extent permitted by applicable law consistent with Griffon's Certificate of Incorporation and By-Laws as in effect at the beginning of the Employment Term, with respect to any action or failure to act on his part while he is an officer, director or employee of Griffon or any Subsidiary. Griffon shall cause Balemian to be covered at all times by directors' and officers' liability insurance on terms no less favorable than the directors' and officers' liability insurance maintained by Griffon in effect on the date hereof in terms of coverage and amounts. Griffon shall continue to indemnify Balemian as provided above and maintain such liability insurance coverage for him after the Employment Term and, if applicable, the Consulting Period for any claims that may be made against him with respect to his service as a director or officer of Griffon or a consultant to Griffon.

     20. EFFECT OF AGREEMENT ON OTHER BENEFITS.

     The existence of this Agreement shall not prohibit or restrict Balemian's entitlement to participate fully in compensation, employee benefit and other plans of Griffon in which senior executives are eligible to participate.

     21. ASSIGNABILITY; BINDING NATURE.

     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of Balemian) and assigns. No rights or obligations of Griffon under this Agreement may be assigned or transferred by Griffon except pursuant to (a) a merger or consolidation in which Griffon is not the continuing entity or (b) sale or liquidation of all or substantially all of the assets of Griffon, provided that the surviving entity or assignee or transferee is the successor to all or substantially all of the assets of Griffon and such surviving entity or assignee or transferee assumes the liabilities, obligations and duties of Griffon under this Agreement, either contractually or as a matter of law.

     Griffon further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall use its best efforts to have such assignee or transferee expressly agree to assume the liabilities, obligations and duties of Griffon hereunder; provided, however, that notwithstanding such assumption, Griffon shall remain liable and responsible for fulfillment of the terms and conditions of this Agreement; and provided, further, that in no event shall such assignment and assumption of this Agreement adversely affect Balemian's right upon a Change in Control, as provided in Section 10(i) above. No rights or obligations of Balemian under this Agreement may be assigned or transferred by him.

     22. REPRESENTATIONS.

     The Parties respectively represent and warrant that each is fully authorized and empowered to enter into this Agreement and that the performance of its or his obligations, as the case may be, under this Agreement will not violate any agreement between such Party and any other person, firm or organization. Griffon represents and warrants that this Agreement has been duly authorized by all necessary corporate action and is valid, binding and enforceable in accordance with its terms.

     23. ENTIRE AGREEMENT.

     Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the Parties concerning the subject matter hereof, including without limitation the Prior Agreement. Payments and benefits provided under this Agreement are in lieu of any payments or other benefits under any severance program or policy of Griffon to which Balemian would otherwise be entitled.

     24. AMENDMENT OR WAIVER.

     No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both Balemian and an authorized officer of Griffon. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Party to be charged with the waiver. No delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     25. SEVERABILITY.

     In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     26. SURVIVAL.

     The respective rights and obligations of the Parties under this Agreement shall survive any termination of Balemian's employment with Griffon.

     27. GOVERNING LAW/JURISDICTION.

     This Agreement shall be governed by and construed and interpreted in accordance with the laws of New York, without reference to principles of conflict of laws.

     28. COSTS OF DISPUTES.

     Griffon  shall pay, at least  monthly,  all costs and  expenses,  including attorneys' fees and disbursements, of Balemian in connection with any proceeding, whether or not instituted by Griffon or Balemian, relating to any provision of this Agreement, including but not limited to the interpretation, enforcement or reasonableness thereof; provided, however, that, if Balemian instituted the proceeding and the judge or other decision- maker presiding over the proceeding affirmatively finds that his claims were frivolous or were made in bad faith, he shall pay his own costs and expenses and, if applicable, return any amounts theretofore paid to him or on his behalf under this Section 28. Pending the outcome of any proceeding, Griffon shall pay Balemian all amounts due to him without regard to the dispute; provided, however, that if Griffon shall be the prevailing party in such a proceeding, Balemian shall promptly repay all amounts that he received during pendency of the proceeding (other than amounts received pursuant to this Section 28).

     29. NOTICES.

     Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered either personally, by fax, by overnight delivery service (such as Federal Express) or sent by certified or registered mail postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as the Party may subsequently give notice of.

If to Griffon or the Board:

        Griffon Corporation
        100 Jericho Quadrangle
        Jericho, NY 11753-2794
        Attention: Patrick Alesia

FAX: (516) 938-5644

With a copy to:
 Blau, Kramer, Wactlar & Lieberman, P.C.
 100 Jericho Quadrangle
 Jericho, NY  11753

If to Balemian:
 10 Fox Meadow Lane
 Lloyd Harbor, NY  11743

With a copy to:
 Robert Balemian
 10 Fox Meadow Lane
 Lloyd Harbor, NY  11743

     30. HEADINGS.

     The  headings  of  the  sections   contained  in  this  Agreement  are  for
convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     31. COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of May 2, 2001.


                                                Griffon Corporation

        /s/ Frances L. Stelz                        /s/ Harvey Blau
Attest: ___________________________             By: _________________________


        /s/ Dina Bottari                         /s/ Robert Balemian
Witness: ___________________________             _________________________
                                                      Robert Balemian





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